     As filed with the Securities and Exchange Commission on April 25, 2001
                                                      Registration No. 333-93505
================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 --------------
                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                          EXODUS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                              77-0403076
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or  organization)                        Identification Number)


                                 --------------
                         2831 Mission College Boulevard
                         Santa Clara, California 95054
                                 (408) 346-2200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 --------------
                                 Adam W. Wegner
                                General Counsel
                          Exodus Communications, Inc.
                         2831 Mission College Boulevard
                         Santa Clara, California 95054
                                 (408) 346-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------
                                   Copies to:
                              Horace L. Nash, Esq.
                            Robert A. Freedman, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, CA 94306
                                 (650) 494-0600

                                 --------------

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

                      REMOVAL OF SHARES FROM REGISTRATION

     The offering contemplated by this Registration Statement has terminated.
Pursuant to the undertakings contained in Item 17 of the Registration Statement, the Registrant files this post-effective amendment to remove from registration all shares included in the Registration Statement that remained unsold as of the termination of the offering.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 25, 2001.

                                       EXODUS COMMUNICATIONS, INC.

                                       By: /s/ Ellen M. Hancock
                                          --------------------------------
                                           Ellen M. Hancock
                                           Chairman and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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

            Name                                  Title                                   Date
            ----                                  -----                                   ----

Principal Executive Officer:

/s/ Ellen M. Hancock                      Chairman and Chief Executive Officer      April 25, 2001
---------------------------------
Ellen M. Hancock

Principal Financial Officer and
Principal Accounting Officer:

/s/ R. Marshall Case                      Executive Vice President, Finance         April 25, 2001
---------------------------------         and Chief Financial Officer
R. Marshall Case

Additional Directors:

---------------------------------         Director                                  April 25, 2001
Thomas J. Casey

*                                         Director                                  April 25, 2001
---------------------------------
John R. Dougery

*                                         Director                                  April 25, 2001
---------------------------------
Mark Dubovoy

*                                         Director                                  April 25, 2001
---------------------------------
Max D. Hopper

---------------------------------         Director                                  April 25, 2001
L. William Krause

*                                         Director                                  April 25, 2001
---------------------------------
Daniel C. Lynch

*                                         Director                                  April 25, 2001
---------------------------------
Thadeus J. Mocarski

*                                         Director                                  April 25, 2001
---------------------------------
Naomi O. Seligman

---------------------------------         Director                                  April 25, 2001
Dirk A. Stuurop

*By: /s/ Ellen M. Hancock                Attorney-in-fact                          April 25, 2001
    -----------------------------
     Ellen M. Hancock
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